UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2016

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
814.4}

Item 1.01. Entry into a Material Definitive Agreement.

On October 4, 2016 (the “Effective Date”), Stratus Properties Inc.’s (“Stratus”) wholly owned subsidiary Stratus Lakeway Center, LLC (“Seller”) entered into an agreement of sale and purchase (the “Purchase Agreement”) with TA Realty, LLC, a Massachusetts limited liability company (“Purchaser”), pursuant to which Seller has agreed to sell The Oaks at Lakeway to Purchaser for $114.0 million in cash, subject to adjustment as set forth in the Purchase Agreement.

The Oaks at Lakeway is a HEB Grocery Company, L.P. (“HEB”)-anchored retail project planned for 236,739 square feet of commercial space and is located in Lakeway, Texas in the Lake Travis community. The project, the tracts for which were acquired by Stratus between May 2013 and September 2014, is 100% owned by Seller. The sale does not include approximately 34.7 acres of undeveloped property in the back portion of the development, which is zoned for residential, hotel, and civic uses.

Stratus expects net cash proceeds at closing to approximate $50 million, after payment of estimated transaction expenses, a net profits participation payment due to HEB, and payoff of the projected balance of the Lakeway construction loan. Stratus expects to use these projected net cash proceeds to pay indebtedness outstanding under its revolving line of credit and its term loan with Diversified Real Asset Income Fund (“DRAIF”), which would result in Stratus having substantially no debt outstanding except for other project-specific debt.

Stratus has agreed to guarantee the obligations of Seller under the Purchase Agreement, up to a liability cap of two percent of the purchase price. This cap does not apply to Stratus’ obligation to satisfy Seller’s indemnity obligations for Seller’s broker commissions or similar compensation or Stratus’ liability in guaranteeing Seller’s obligations under master leases to be entered into with Purchaser at closing, which are described below.

The transaction is expected to close on December 15, 2016, subject to the satisfaction or waiver of closing conditions. The Purchase Agreement is subject to a 45-day inspection period during which Purchaser can terminate the Purchase Agreement in its sole discretion, and is conditioned on HEB agreeing to a specified amendment to its lease, which HEB may grant in its sole discretion. The Purchase Agreement also contains representations, warranties, covenants, closing conditions, and termination provisions customary for transactions of this type.

Additionally, as a condition to closing, Seller is required to enter into three master lease agreements with Purchaser: (1) one covering unleased in-line retail space, with a five-year term, (2) one covering four unleased pad sites, three of which have 10-year terms, and one of which has a 15-year term, and (3) one covering the hotel pad with a 99-year term. The hotel pad is currently leased and the master hotel lease will become effective only if the current hotel lessee defaults prior to completion of the hotel. As specified conditions are met, primarily consisting of the tenant executing a lease, commencing payment of rent and taking occupancy, leases will be assigned to Purchaser and the corresponding property will be removed from the master lease, reducing Seller’s master lease payment obligation. Stratus projects that, as of the closing, its master lease payment obligation will approximate $132,445 per month and will decline over time until leasing is complete and all leases are assigned to Purchaser, which is projected to occur by December 2018. To secure its obligations under the master leases, Stratus is required to provide a $1.5 million irrevocable letter of credit with a three-year term.

With respect to the master leases, if Stratus is not successful in leasing unleased space as projected, or tenants currently paying rent default prior to their leases being assigned to Purchaser, Seller would be responsible for the attributable lease payments to Purchaser through the earlier of (1) the time alternative lease arrangements can be made and the lease is assigned to Purchaser and (2) the end of the term of the applicable master lease.

In the event of a default by Purchaser after the 45-day inspection period, earnest money of $5.0 million would be delivered to Seller as liquidated damages in full satisfaction of Seller’s claims against Purchaser for the default.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which will be filed in accordance with the rules of the Securities and Exchange Commission.

CAUTIONARY STATEMENT. The foregoing description contains forward-looking statements, which are all statements other than statements of historical facts, including expectations related to completion of the pending sale of The Oaks at Lakeway, projected net cash proceeds from the sale, projected debt balances after application of the net proceeds, and Stratus’ projections with respect to its obligations under the master lease agreements. The words “anticipates,” “may,” “can,” “plans,” “believes,” “potential,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions are intended to identify those assertions as forward-looking statements.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause Stratus' actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, Stratus’ ability to satisfy closing conditions and consummate the pending Lakeway transaction, Stratus’ ability to secure qualifying tenants for the space subject to the master lease agreements and to assign such leases to the purchaser and remove the corresponding property from the master leases, Stratus’ operating results prior to the closing of the Lakeway transaction, the outcome of the strategic review process, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2015, filed with the U.S. Securities and Exchange Commission (“SEC”) as updated by Stratus' subsequent filings with the SEC.

Investors are cautioned that many of the assumptions upon which Stratus' forward-looking statements are based are likely to change after the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it does not intend to update its forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, business plans, actual experience, or other changes, and Stratus undertakes no obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By:     /s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: October 11, 2016